
Exhibit 7 (c)

                                 ASSET PURCHASE
                                    AGREEMENT
                                 BY AND BETWEEN
                       TRANSACTION NETWORK SERVICES, INC.
                                       AND
                       OMNILINK COMMUNICATIONS CORPORATION
                                      DATED
                                  JULY 1, 1998


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                                TABLE OF CONTENTS

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ARTICLE I            PURCHASE AND SALE ........................................................1
                     1.01     Assets Purchased.................................................1
                     1.02     Exclusion of Liabilities.........................................2
                     1.03     Non-Competition Agreement........................................2
                     1.04     [intentionally deleted]..........................................2
                     1.05     Bill of Sale and General Assignment and
                              Assumption Agreement ............................................3

                     1.06     PTO Assignment...................................................3
                     1.07     Lease Assignment.................................................3
                     1.08     Royalty Agreement................................................3
                     1.09     Further Assurances, Best Efforts.................................3

ARTICLE II           LIABILITIES NOT BEING ASSUMED.............................................3
                     2.01     Liabilities Not Assumed..........................................3
                     2.02     Indemnity........................................................4

ARTICLE III          PURCHASE PRICE............................................................5
                     3.01     Purchase Price...................................................5
                     3.02     Payment of Purchase Price at Closing.............................6

ARTICLE IV           THE CLOSING...............................................................6
                     4.01     The Closing......................................................6
                     4.02     OmniLink's Deliveries at the Closing.............................6
                     4.03     TNS's Deliveries at the Closing..................................6

ARTICLE V            REPRESENTATIONS AND WARRANTIES OF OMNILINK................................6
                     5.01     Organization.....................................................6
                     5.02     Authorization....................................................7
                     5.03     No Violation.....................................................7
                     5.04     Governmental Authorities.........................................7
                     5.05     Financial Statements.............................................7
                     5.06     No Undisclosed Liabilities.......................................8
                     5.07     Absence of Certain Changes.......................................8
                     5.08     Assets...........................................................8
                     5.09     Litigation.......................................................9
                     5.10     Tax Matters......................................................9
                     5.11     Proprietary Rights..............................................10
                     5.12     Compliance with Applicable Laws.................................10
                     5.13     Accounts Receivable.............................................10
                     5.14     Employees; Employee Benefit Plans...............................10
                     5.15     Labor Matters...................................................10

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
                     5.16     Brokers.........................................................11

ARTICLE VI           REPRESENTATIONS AND WARRANTIES OF TNS....................................11
                     6.01     Corporate Organization..........................................11
                     6.02     Authorization...................................................11
                     6.03     No Violation....................................................11
                     6.04     Governmental Authorities........................................12
                     6.05     Brokers.........................................................12

ARTICLE VII          COVENANTS OF OMNILINK AND TNS............................................12
                     7.01     Confidentiality.................................................12
                     7.02     Access..........................................................12
                     7.03     Employees.......................................................13
                     7.04     Patent Claim....................................................13
                     7.05     Audit...........................................................13

ARTICLE VIII         CONDITIONS PRECEDENT TO THE OBLIGATIONS OF TNS...........................13
                     8.01     Representations and Warranties; Performance.....................14
                     8.02     Opinion of Counsel..............................................14
                     8.03     Royalty Agreement...............................................14
                     8.04     Support Agreement...............................................14
                     8.05     Consents........................................................14
                     8.06     Release of Liens................................................14
                     8.07     Injunctions.....................................................14
                     8.08     Further Documentation...........................................14

ARTICLE IX           CONDITIONS PRECEDENT TO THE OBLIGATIONS
                     OF OMNILINK..............................................................14
                     9.01     Representations and Warranties; Performance.....................15
                     9.02     Opinion of Counsel..............................................15
                     9.03     Royalty Agreement...............................................15
                     9.04     Injunctions.....................................................15
                     9.05     Further Documentation...........................................15

ARTICLE X            COMPETITION..............................................................15
                     10.01    Duration and Scope..............................................15
                     10.02    Prohibited Activities...........................................15
                     10.03    Breach..........................................................15
                     10.04    Intent of Parties...............................................15

ARTICLE XI           INDEMNIFICATION..........................................................16
                     11.01    Indemnification.................................................16
                     11.02    Limitation......................................................16
                     11.03    Claims by Third Parties.........................................16

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
ARTICLE XII          POST-CLOSING OPERATIONS..................................................17
                     12.01    Post-Closing Date Operations of OmniLink........................17

ARTICLE XIII         MISCELLANEOUS PROVISIONS.................................................17
                     13.01    Amendment and Modification......................................17
                     13.02    Waiver of Compliance; Consents..................................17
                     13.03    Investigations; Survival of Representations and Warranties......18
                     13.04    Notices.........................................................18
                     13.05    Assignment......................................................19
                     13.06    Counterparts....................................................19
                     13.07    Headings........................................................19
                     13.08    Governing Law...................................................19
                     13.09    Time of Essence.................................................19
                     13.10    Attorneys' Fees.................................................19
                     13.11    Entire Agreement................................................19
                     13.12    Expenses........................................................19
                     13.13    Severability....................................................19

Exhibits

               Exhibit 1:     Bill of Sale and General Assignment and Assumption Agreement
               Exhibit 2:     PTO Assignment
               Exhibit 3:     Lease Assignment
               Exhibit 4:     Royalty Agreement
               Exhibit 5:     OmniLink Disclosure Schedule
               Exhibit 6:     TNS Disclosure Schedule
               Exhibit 7:     Opinion of OmniLink's Counsel
               Exhibit 8:     Opinion of TNS's Counsel
               Exhibit 9:     Support Agreement
               Exhibit 10:    Release of Security Agreement


                                 ASSET PURCHASE
                                    AGREEMENT

                   THIS ASSET PURCHASE AGREEMENT ("Agreement") is made as of July 1, 1998 by and between Transaction Network Services, Inc., a Delaware corporation ("TNS"), and OmniLink Communications Corporation, a Michigan corporation ("OmniLink").

                                R E C I T A L S:

                   OmniLink is engaged, among other things, in the business of manufacturing integrated services digital network ("ISDN") products such as modems as well as integrating ISDN products with existing communications equipment (the "Business"). OmniLink desires to sell and TNS desires to purchase from OmniLink certain of the assets used by OmniLink in connection with the Business upon and subject to the terms set forth herein (the "Sale").

                   NOW THEREFORE, in consideration of the premises and of the mutual provisions, agreements and covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                PURCHASE AND SALE

                   1.01 Assets Purchased. Subject to the terms hereof, TNS agrees to purchase from OmniLink, and OmniLink agrees to sell to TNS free and clear of all liabilities, security interests, leases, liens and encumbrances whatsoever, the following assets (the "Assets"):

                               (a) All equipment, inventory, and other tangible
personal property identified on Schedule 1.01(a) hereto.

                               (b) All computer programs, products and
components used in connection with the Business and more particularly identified on Schedule 1.01(b) hereto, including all copyrights (including rights in the structure, sequence and organization of the Programs, all screen layouts, command sequences and user interfaces), copyright registrations, copyright applications and patent rights (including, without limitation, issued patents, applications, divisions, continuations and continuations-in-part, reissues, patents of addition, utility models and inventors' certificates) on such programs, products and components and related software ("Programs"). The Programs shall include (i) all present and predecessor versions of the above programs and any versions currently under development and related source and object code and all right to manufacture, use and sell the same and (ii) all rights, claims and causes of action arising out of any employment, non-competition, confidentiality or other similar agreement, obligation or understanding between, or arising out of, any existing or former employee's employment relationship with OmniLink, to the extent that such rights relate to the programs described above.

                               (c) All existing specifications and documents for
the use and maintenance of the Programs, including but not limited to, all user guides, installation guides, systems listings, narrative descriptions, file layouts, logic flow diagrams, source and load modules, output reports, test or other data, test programs and other necessary information that is owned, used or held by OmniLink with respect to the Programs ("Documentation").

                               (d) All right, title, interest and benefit of
OmniLink in, to and under the contracts, agreements, leases and licenses identified on Schedule 1.01(d) hereto (the "Assigned Rights").

                               (e) All right, title and interest of OmniLink in
and to all patents, registered or unregistered tradenames, trademarks and servicemarks and registered or unregistered copyrights and applications therefor and goodwill associated therewith ("Rights") owned by OmniLink and all trade secrets, proprietary information, concepts, designs, drawings, plans and know-how, inventions and inventors' notes relating to the Programs, the Documentation or the Business and more particularly identified on Schedule 1.01(e) hereto (collectively, the "Proprietary Rights").

                               (f) All rights, claims and causes of action
arising out of any employment, non-competition, confidentiality or other similar agreement, obligation or understanding between, or arising out of, any existing or former employee's employment relationship with OmniLink to the extent that such rights relate to the Programs or the Proprietary Rights.

                               (g) All accounts receivable.

                               (h) All right, title, interest and benefit of
OmniLink in, to and under all orders received from customers prior to the Closing.

                               (i) All of the goodwill associated with the
Business, including but not limited to, the exclusive right to use telephone numbers (subject to the rights of the telephone company) and any and all lists of vendors and the past procurement history from each vendor, all records of prices and customers, and all sales literature, catalogues, and promotional materials.

                               (j) All right, title, interest and benefit of
OmniLink in and to all security deposits (but not bank accounts or bank deposits) associated with the Business, including the deposit made by OmniLink under the Lease Agreement by and between OmniLink and Granger Park Development L.L.C. dated December 1996 for the office located at 3101 Technology Blvd., Suite C, Lansing, Michigan (the "Lease").

         1.02 Exclusion of Liabilities: Except as expressly provided in the General Assignment and Assumption Agreement to be executed pursuant to Section 1.05, TNS shall not assume any liabilities of OmniLink.

         1.03 Non-Competition Agreement: After the Closing, OmniLink shall not compete with TNS, as provided in Article X.

         1.04 [intentionally deleted]

         1.05 Bill of Sale and General Assignment and Assumption Agreement. At the Closing, OmniLink and TNS shall execute a Bill of Sale and General Assignment and Assumption Agreement, substantially in the form of Exhibit 1 hereto (the "Bill of Sale and General Assignment and Assumption Agreement"). Pursuant to the Bill of Sale and General Assignment and Assumption Agreement, TNS shall assume, and agree to pay, perform, fulfill and discharge, the obligations and liabilities of OmniLink identified on Schedule 1.05 attached hereto (the "Assumed Liabilities").

         1.06 PTO Assignment. At the Closing, TNS and OmniLink shall execute Assignments, substantially in the form of Exhibit 2 hereto (the "PTO Assignments"), assigning the Rights registered with the Patent and Trademark Office.

         1.07 Lease Assignment. At the Closing, TNS and OmniLink shall execute a Lease Assignment, substantially in the form of Exhibit 3 hereto (the "Lease Assignment"), assigning the Lease.

         1.08 Royalty Agreement. At the Closing, TNS and OmniLink shall execute a Royalty Agreement, substantially in the form of Exhibit 4 hereto (the "Royalty Agreement").

         1.09 Further Assurances Best Efforts. After the Closing, OmniLink and TNS shall take such other action and execute and deliver such other documents as may be reasonably requested by TNS or OmniLink from time to time to effectuate, facilitate and confirm the transfer of the Assets to TNS. OmniLink shall use its best efforts to take, or cause to be taken, all action or do, or cause to be done, all things necessary, proper or advisable under this Agreement, applicable laws and regulations to enable, consummate, make effective and evidence the transactions contemplated hereby.

                                   ARTICLE II
                          LIABILITIES NOT BEING ASSUMED

         2.01 Liabilities Not Assumed. OmniLink agrees that, except as expressly assumed pursuant to the Bill of Sale and General Assignment and Assumption Agreement, TNS will not assume or pay any debts, liabilities or obligations of OmniLink and, without limiting the generality of the foregoing, will not assume or pay:

     (a) any obligations or liabilities to OmniLink's employees arising prior to the Closing, including without limitation, any obligation or liability under any collective bargaining agreement, or any pension, profit-sharing or other employee benefit plan affecting any employee or former employee or OmniLink;

     (b) any obligation or liabilities of OmniLink to third parties, including, without limitation, (i) outstanding purchase orders not expressly assumed by TNS pursuant to the Bill of Sale and General Assignment and Assumption Agreement and
     (ii) any contingent liabilities based upon OmniLink's failure to perform any agreement, contract, commitment or lease in accordance with its terms prior to the Closing;

     (c) any tax liabilities (and any interest or penalties relating thereto) of OmniLink, including any liabilities related to or arising from the tax lien filed by the Michigan Employment Security Agency;

     (d) any tax imposed upon OmniLink by reason of the sale or transfer of the Assets or on any income or gain derived from the Business;

     (e) any liabilities or obligations incurred by OmniLink after the Closing;

     (f) any claim, regardless of when made or asserted, arising out of or is based upon negligence, strict liability or the breach of any express or implied representation, warranty, agreement or guarantee made by OmniLink, or which is imposed or asserted to be imposed by operation of law, in connection with any product sold or service provided by or on behalf of OmniLink prior to Closing;

     (g) any obligations or liabilities with respect to any federal, state or local law or regulation, or any right of any employee or third party, arising out of the generation, storage, use, transportation, discharge or disposal of any hazardous waste or hazardous substance;

     (h) any claim asserted by Franklin D. Tarquini with respect to OmniLink, including, with respect to his employment by OmniLink, his investment in OmniLink and any another aspect of his relationship with OmniLink; or

     (i) any claim asserted by AmpTech, Inc. with respect to OmniLink, including with respect to any inventory and any other aspect of AmpTech's relationship with OmniLink.

         2.02 Indemnity. The liabilities and obligations retained by OmniLink pursuant to Section 2.01, including, without limitation, items (a) through (i) above, are collectively referred to herein as the "Retained Liabilities." TNS hereby waives compliance by OmniLink with the provisions of the Bulk Transfer Law of any state, if applicable to the transactions contemplated hereby. OmniLink hereby indemnifies and agrees to hold TNS harmless from, against and in respect of (and on demand shall reimburse TNS for) any loss, liability, cost or expense, including, without limitation, reasonable attorneys' fees (collectively, a "Loss") suffered or incurred by TNS by reason of the failure of OmniLink to pay or discharge any Retained Liabilities when the same shall become due and payable. OmniLink may assume at its expense the defense of any claim asserted against TNS with respect to the Retained Liabilities if it agrees in writing that it is obligated hereunder to indemnify and hold TNS harmless in accordance with this Section 2.02.

                                   ARTICLE III
                                 PURCHASE PRICE

         3.01 Purchase Price.

  (a)  The purchase price for the Assets is $2,500,000.

  (b) The purchase price shall be subject to adjustment as follows:

     (i) TNS in cooperation with OmniLink shall, by July 15, 1998, complete an audit of the actual amount of the Assumed Liabilities and provide a statement with respect to the results of such audit to OmniLink. Such statement shall be prepared in accordance with Generally Accepted Accounting Principles on a basis consistent with the OmniLink Financial Statements (as defined in Section 5.05).

     (ii) If the Assumed Liabilities as set forth in such statement shall exceed the amount of such liabilities as set forth in the OmniLink Unaudited Financial Statements (as defined in Section 5.05) by more than $150,000, TNS shall be entitled to deduct from the Holdback (as defined in Section 3.02) an amount equal to the excess over the amount stated in the OmniLink Unaudited Financial Statements.

     (iii) If OmniLink shall not have paid and satisfied the tax lien in the amount of $18,969.21 filed against OmniLink by the Michigan Employment Security Agency plus any interest and penalties thereon by July 15, 1998, TNS shall be entitled to deduct from the Holdback an amount equal to such lien, interest and penalties and to apply such amount to the payment and satisfaction of such lien, interest and penalties.

     (iv) Following the payment of all amounts payable pursuant to subparagraphs
     (ii) and (iii), the remainder, if any, of the Holdback promptly shall be paid to OmniLink.

     (v) Notwithstanding the foregoing, TNS shall retain all rights to indemnity with respect to OmniLink's representations, warranties and covenants, and TNS's remedy with respect to the inaccuracy or breach of any such representation, warranty or covenant shall not be limited by the right to recover the Holdback amounts. However, sums received by TNS from the Holdback shall reduce, pro tanto, TNS's rights to indemnity with respect to such inaccuracy or breach.

         3.02 Payment of Purchase Price at Closing. At the Closing, TNS shall
(a) pay OmniLink $395,914.69 in the form of a certified check or wire transfer,
(b) pay OmniLink $1,904,085.31 by assuming the OmniLink promissory notes in the principal amount of $1,800,000 held by TNS Investments, Inc. (the "Notes") and
(c) hold back $200,000 (the "Holdback") to be paid to OmniLink in accordance with Section 3.01(b).

                                   ARTICLE IV
                                   THE CLOSING

         4.01 The Closing. Subject to the terms and conditions set forth herein, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of TNS, 1939 Roland Clarke Place, Reston, Virginia at 10:00 a.m. on Wednesday, July 1, 1998, or at such other place or places and at such other time as the parties may agree (the "Closing Date").

         4.02 OmniLink's Deliveries at the Closing. OmniLink shall deliver or cause to be delivered to TNS at the Closing, the Bill of Sale and General Assignment and Assumption Agreement, the PTO Assignment, the Lease Assignment, the Royalty Agreement and the Releases (as defined in Section 8.06).

         4.03 INS's Deliveries at the Closing. TNS shall deliver or cause to be delivered to OmniLink at the Closing, a certified check or wire transfer payable to the order of OmniLink in the amount of $395,914.69, the Bill of Sale and General Assignment and Assumption Agreement, the PTO Assignment, the Lease Assignment, the Royalty Agreement and a release of the liens securing the Notes.

                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF OMNILINK

         OmniLink hereby represents and warrants to TNS the following, except as stated in the disclosure schedule attached hereto as Exhibit 5 (the "OmniLink Disclosure Schedule").

         5.01 Organization. OmniLink is a corporation duly organized and validly existing under the laws of Michigan and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; OmniLink is duly qualified or licensed to do business as a foreign corporation in each jurisdiction set forth on the OmniLink Disclosure Schedule, which are the only jurisdictions in which such qualification or authorization is required by law and in which failure so to qualify or be authorized could have a material adverse effect on (a) the Business or (b) the properties, condition (financial or otherwise), results of operations or prospects of OmniLink. OmniLink has no subsidiaries nor does it own any interest in any corporation, partnership, joint venture, limited liability company, trust or other entity.

         5.02 Authorization. OmniLink has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The shareholders of OmniLink (the "Shareholders") have duly authorized and approved the execution and delivery of this Agreement and the transactions contemplated hereby. OmniLink has completed all other necessary actions to authorize and approve this Agreement and the transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of OmniLink, enforceable against OmniLink in accordance with its terms.

         5.03 No Violation. Neither OmniLink nor any of its properties is subject to or obligated under any law, rule or regulation of any governmental authority, or any order, writ, injunction or decree, or any agreement, instrument, license, franchise or permit, which (a) would be breached or violated by entering into this Agreement or the consummation of the transactions contemplated hereby and (b) which breach or violation would have a material adverse effect on OmniLink's ability to consummate the transactions hereunder or on (i) the Business or (ii) the properties, condition (financial or otherwise), results of operations or prospects of OmniLink. Entering into this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with, result in a breach or violation of, or a default under (x) OmniLink's articles of incorporation or bylaws, (y) any obligation under any mortgage, lease, agreement or instrument applicable to OmniLink or any of its properties or (z) any law, rule, regulation, judgment, order or decree of any government or governmental or regulatory authority or court having jurisdiction over OmniLink or any of its properties, which breach or violation would have a material adverse effect on OmniLink's ability to consummate the transactions hereunder or on (i) the Business or (ii) the properties, condition (financial or otherwise), results of operations or prospects of OmniLink.

         5.04 Governmental Authorities. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required by or with respect to OmniLink in connection with entering into this Agreement or the consummation of the transactions contemplated hereby, except for (a) the filing of the PTO Assignments with the Patent and Trademark Office, (b) the filing of the Releases with the Patent and Trademark Office, (c) the filing of a UCC-3 partial release with the appropriate Michigan state and county filing officers and (d) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a material adverse effect on (i) OmniLink's ability to consummate the transactions hereunder, (ii) the Business or (iii) the properties, condition (financial or otherwise), results of operations or prospects of OmniLink.

         5.05 Financial Statements.

         (a) OmniLink has made available to TNS true and complete copies of OmniLink's audited, but not issued, financial statements for the year ended December 31, 1997 (the "OmniLink Financial Statements"). The OmniLink Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of OmniLink as of their respective dates and the results of operations and cash flows for the periods then ended.

         (b) OmniLink has provided to TNS the unaudited balance sheet, and related unaudited statements of income, for OmniLink for the six (6) months ended June 30, 1998 (the "OmniLink Unaudited Financial Statements"). The OmniLink Unaudited Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis for the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of OmniLink as of its date and the results of operations for the periods then ended, subject to the absence of complete footnotes thereto. For purposes of this Agreement, the unaudited balance sheet of OmniLink at June 30, 1998, including the notes thereto, is hereinafter referred to as the "OmniLink Balance Sheet."

         5.06 No Undisclosed Liabilities. Except for (a) liabilities and obligations disclosed in the OmniLink Disclosure Schedule and (b) liabilities and obligations incurred in the ordinary course of business since the date of the OmniLink Balance Sheet and (c) the liabilities and obligations expressly set forth in this Agreement, neither OmniLink nor any of its properties is subject to any material liability or obligation (absolute, accrued, contingent or otherwise) which was not fully reflected or reserved against in the OmniLink Balance Sheet.

         5.07 Absence of Certain Changes. Except as disclosed in the OmniLink Disclosure Schedule or as contemplated or permitted by this Agreement, since the date of the OmniLink Balance Sheet there has not been: (a) any material adverse change in (i) the Business or (ii) the properties, condition (financial or otherwise), operations or prospects of OmniLink; (b) any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting
(i) the Business or (ii) the business or properties of OmniLink; (c) any transaction by OmniLink not in the ordinary course of business materially adversely affecting (i) the Business or (ii) OmniLink; or (d) any understanding or agreement, whether in writing or otherwise, to take any action described in this Section 5.07.

         5.08 Assets.

         (a) Except as disclosed in Section 5.08 of the OmniLink Disclosure Schedule, OmniLink has good and marketable title to the Assets free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character. The Assets constitute all of the assets reasonably necessary for TNS to conduct the Business as it is currently conducted.

         (b) All the material machinery, equipment and other tangible personal property included in the Assets are, and at Closing will be, in good operating condition and repair (excepting normal wear and tear, defects the cost of repairing which would not be material and any need for ordinary, routine maintenance and repairs), are usable in the regular and ordinary course of conduct of the Business and are in the possession of OmniLink. No person other than

OmniLink owns any tangible assets which are currently used in the operation of the Business, except for leased items disclosed in the OmniLink Disclosure Schedule and for items of immaterial value.

         (c) Except as disclosed in Section 5.08 of the OmniLink Disclosure Schedule, OmniLink has full and exclusive right, title and interest in and to the Programs, Documentation and Proprietary Rights, free and clear of all claims, liens, encumbrances. OmniLink has the right to bring actions for infringement of the Programs, the Documentation and the Proprietary Rights, and none of the Proprietary Rights infringe the rights of any other person. OmniLink has taken all action reasonably necessary to maintain as trade secrets the source codes and all other proprietary portions of the Programs.
Except as set forth in the OmniLink Disclosure Schedule, no source or object code of any software included in the Programs is subject to escrow.

         (d) Schedule 1.01(d) hereto sets forth a list of all of the Assigned Rights. Each of the Assigned Rights is in full force and effect and, except as expressly set forth in the OmniLink Disclosure Schedule, (i) none of the Assigned Rights has been modified, amended, cancelled or terminated; (ii) neither OmniLink nor any other party to any of the Assigned Rights, is in material default of any of its respective obligations thereunder; (iii) no notice has been given or received by OmniLink under any of the Assigned Rights alleging a default by the recipient of such notice or a claim or offset against the enforcement of such recipient's rights under any of such Assigned Rights; and (iv) except as disclosed in Section 5.08 of the OmniLink Disclosure Schedule, no consent or approval of the other party under any of the Assigned Rights or of any other party is required to permit the transactions contemplated by this Agreement, and such transactions will not conflict with, or result in any breach or violation of or default under, any of the Assigned Rights, entitle the other party to cancel or terminate the same or otherwise materially adversely affect the rights of OmniLink or TNS thereunder. The copies of the Assigned Rights that have heretofore been delivered or made available to TNS are true, complete and correct copies of the Assigned Rights and reflect and constitute the entire agreement between the parties thereto with respect to the matters covered thereby.

         5.09 Litigation. Except as otherwise set forth herein, there is no investigation, suit, action, proceeding or claim pending or, to the best knowledge of OmniLink, threatened or contemplated, which would materially and adversely affect (a) the Business or (b) the properties, condition (financial or otherwise), results of operations or prospects of OmniLink. Neither OmniLink nor any of its properties or assets is subject to any judgment, injunction or decree that materially and adversely affects (a) the Business or (b) the business, properties, condition (financial or otherwise), results of operations or prospects of OmniLink.

         5.10 Tax Matters. Except as otherwise set forth herein, OmniLink has, and by the Closing will have, paid or otherwise discharged all Taxes which are due and which, if not paid or discharged, would materially adversely affect (a) title to the Assets, (b) the Business or (c) the properties, condition (financial or otherwise), results of operations or prospects of OmniLink. For purposes of this Agreement, "Taxes" shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges (including interest, penalties or additions associated therewith) (including, without limitation, federal, state, city, county, local, foreign, or other income, franchise, capital, withholding, real or tangible property, employment, unemployment compensation, transfer, sales, use, excise and all other taxes of any kind) imposed by the United States or any state, city, county, country or foreign government or subdivision or agency thereof, whether disputed or not.

         5.11 Proprietary Rights. Section 5.11 of the OmniLink Disclosure Schedule accurately identifies all Programs and all Rights licensed to OmniLink by third parties, the ownership as well as the registered or unregistered status of all the foregoing being separately stated. The Programs, Documentation and Proprietary Rights, together with all Rights licensed to OmniLink by third parties are adequate for the conduct of the Business. To the best knowledge of OmniLink, no director, officer, employee or shareholder of OmniLink owns, directly or indirectly, any interest in (a) any Program, Documentation or Proprietary Rights, or (b) any Rights, which infringe upon, conflict with, or relate to any Program, Documentation or Proprietary Rights. All persons who have had access to the source code or other trade secrets contained in and regarding the Programs, Documentation or Proprietary Rights have executed a non-disclosure agreement with OmniLink.

         5.12 Compliance with Applicable Laws. OmniLink in compliance with all federal, state or local laws, statutes, ordinances, regulations, orders, decrees and judgments applicable to it, except for violations, which, if an enforcement action were brought, would not have a materially adverse affect on (a) the Business or (b) the business, properties, condition (financial or otherwise), results of operations or prospects of OmniLink.

         5.13 Accounts Receivable. Except as set forth in Section 5.13 of the OmniLink Disclosure Schedule, the accounts receivable reflected on the OmniLink Balance Sheet with respect to the Business arose from bona fide transactions in the ordinary course of business (except for amounts which are not, individually or in the aggregate, material), and OmniLink has no reason to believe that such receivable will not be collected in full or be fully collectible at their face amounts (less any applicable reserves reflected in the OmniLink Unaudited Financial Statements or thereafter established on a basis consistent with the reserves reflected on the OmniLink Unaudited Financial Statements) within 90 days after the Closing.

         5.14 Employees: Employee Benefit Plans. The OmniLink Disclosure Schedule contains a true and complete list identifying each employee of OmniLink, each such employee's position with OmniLink and the salary and other compensation currently payable to each such employee. All employee benefit plans or other material arrangements under which or to which OmniLink contributes to or for the benefit of its employees are also accurately identified in the OmniLink Disclosure Schedule.

         5.15 Labor Matters. Except as set forth in the OmniLink Disclosure Schedule, OmniLink has complied with the Occupational Safety and Health Act, the regulations promulgated thereunder and all other applicable federal, state, local and foreign laws relating to the employment of labor, including any provisions thereto relating to wages, bonuses, collective bargaining, equal opportunity, equal pay and the payment of social security and similar payroll taxes, except where the failure to so comply could have a material adverse effect on (i) the Business or (ii) the properties, condition (financial or otherwise), results of operations or prospects of OmniLink. No employees of OmniLink is on strike nor has threatened to strike. Except as set forth in the OmniLink Disclosure Schedule, no unfair labor practice charges are pending or to the best of its knowledge are threatened or contemplated against OmniLink.

         5.16 Brokers. No broker or finder has, as a representative of OmniLink, been employed by OmniLink or has any interest in this Agreement or the transactions contemplated hereby.


                                   ARTICLE VI
                      REPRESENTATIONS AND WARRANTIES OF TNS

         TNS hereby represents and warrants to OmniLink the following, except as stated in the disclosure schedule attached hereto as Exhibit 6 (the "TNS Disclosure Schedule").

         6.01 Corporate Organization. TNS is a corporation duly organized and validly existing under the laws of Delaware and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; TNS is duly qualified or licensed to do business as a foreign corporation in each jurisdiction set forth on the TNS Disclosure Schedule, which are the only jurisdictions in which such qualification or authorization is required by law and in which failure so to qualify or be authorized could have a material adverse effect on the business, properties, condition (financial or otherwise), results of operations or prospects of TNS and its subsidiaries considered as a consolidated entity.

         6.02 Authorization. TNS has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors of TNS (the "TNS Board") has duly authorized and approved the execution and delivery of this Agreement and the transactions contemplated hereby. TNS has completed all other necessary actions to authorize and approve this Agreement and the transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of TNS, enforceable against TNS in accordance with its terms.

         6.03 No Violation. Neither TNS or any of its properties nor any subsidiary or any of its properties, is subject to or obligated under any law, rule or regulation of any governmental authority, or any order, writ, injunction or decree, or any agreement, instrument, license, franchise or permit, which would be breached or violated by the performance of this Agreement and the consummation of the transactions contemplated hereby. The performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with, result in a breach or violation of, or a default under (a) TNS's certificate of incorporation or bylaws, (b) any obligation under any mortgage, lease, agreement or instrument applicable to TNS or any of its properties or any subsidiary or any of its properties or (c) any law, rule, regulation, judgment, order or decree of any government or governmental or regulatory authority or court having jurisdiction over TNS or any of its properties or any subsidiary or any of its properties.

         6.04 Governmental Authorities. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required by or with respect to TNS in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (a) the filing of the PTO Assignments with the Patent and Trademark Office, (b) the filing of the Releases with the Patent and Trademark Office, (c) the filing of a UCC-3 partial release with the appropriate Michigan state and county filing officers, (d) such disclosures, filings, statements and reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise as may be required in connection with this Agreement and the transactions contemplated hereby to be filed with the Securities and Exchange Commission ("SEC") and (e) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a material adverse effect on TNS's ability to consummate the transactions hereunder.

         6.05 Brokers. No broker or finder has, as a representative of TNS, been employed by TNS or has any interest in this Agreement or the transactions contemplated hereby.


                                   ARTICLE VII
                          COVENANTS OF OMNILINK AND TNS

         7.01 Confidentiality. . OmniLink and TNS shall hold and shall cause their attorneys, accountants or other agents or authorized representatives to hold, in strict confidence, and not disclose to any other party or use for any purpose other than to consummate the transactions contemplated by this Agreement, without the express prior written consent of the other party, the information contained in the TNS Disclosure Statement, the information contained in the OmniLink Disclosure Statement and all other confidential information exchanged in connection with entering into this Agreement or performing the transactions contemplated hereby, except as may be required by applicable law or as otherwise contemplated herein. Without the express prior written consent of the other party, neither party shall provide any person a copy of this Agreement, or communicate to any person the contents of this Agreement, except to its attorneys, accountants or other agents or authorized representatives on a need to know basis (all of whom shall have agreed to comply with the provisions of this Section 7.01) or as required by applicable law.

         7.02 Access. Following the Closing, OmniLink shall provide TNS access at all reasonable times to all of OmniLink's books and records relating to the Business (the "Records"), including, but not limited to, all lists of customers and mailing lists, all sales materials and records, all original contracts and all collections and credit records and related materials, and shall permit

TNS to duplicate or otherwise make copies of or to take extracts from the Records. OmniLink shall preserve the Records for at least three years from the date of the Closing at their current location or at some other reasonably convenient location.

         7.03 Employees. TNS shall not be responsible for, nor shall it assume any responsibility or liability for any of OmniLink's employees; provided, however, that OmniLink has granted permission to TNS to interview OmniLink's employees listed on Schedule 7.03 with respect to possible employment with TNS.

         7.04 Patent Claim. OmniLink has advised TNS that it believes that it has a valid claim against Motorola, Inc. for the infringement of United States patent no. 5,621,731 included among the Rights (the "Claim"), and OmniLink confirms that the Claim is being assigned to TNS along with the Rights. All amounts hereafter received in settlement or judgment or in any other manner pursuant to or related to the Claim, net of all losses, liability, costs or expense (including, without limitation, reasonable attorneys' fees) incurred or suffered by TNS in any way related to such Claim (including, without limitation, any counterclaims asserted by Motorola, Inc.) are referred to collectively herein as the "Net Recovery." TNS shall be entitled to retain 70% of any Net Recovery and shall promptly pay from time to time OmniLink 30% of any Net Recovery as and when received by TNS. Except as may be otherwise required by law, OmniLink shall be relieved of any and all obligations accruing after the Closing with respect to the Claim, including but not limited to any obligation or responsibility to litigate the Claim, but OmniLink agrees (a) that it will provide reasonable assistance to TNS in any prosecution of the Claim, including but not limited to reasonable access to those books and records in possession of OmniLink related to the Claim and to those employees of OmniLink who are familiar with the Claim or matters related thereto, and (b) that TNS shall have the sole and exclusive right, in its absolute discretion, to determine whether to initiate any action to pursue, or not to pursue, the Claim, and if so pursued, to determine to discontinue such pursuit at any time.

         7.05 Audit. TNS has stated that it may desire to have OmniLink's financial statements audited at TNS's cost and expense. OmniLink agrees to cooperate in good faith with TNS and TNS's auditors in connection with any such audit, provided that all costs and expenses of such audit, including OmniLink's out-of-pocket costs and expenses (but not general overhead expense), shall be borne by TNS. OmniLink acknowledges that any audit performed pursuant to this
Section 7.05 must be performed in an expeditious manner and agrees to cooperate with TNS so that such audit shall be completed within seventy-five (75) days of Closing Date.

                                  ARTICLE VIII
                             CONDITIONS PRECEDENT TO
                             THE OBLIGATIONS OF TNS

         Each and every obligation of TNS under this Agreement to be performed at or before the Closing (except for its obligations with respect to confidentiality) shall be subject to the satisfaction, at or before the Closing, of each of the following conditions, except to the extent that

TNS shall have waived such satisfaction:

         8.01 Representations and Warranties: Performance. Each of the representations and warranties made by OmniLink herein shall be true and correct in all material respects as of the Closing with the same effect as though made at such time; and OmniLink shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by such party prior to the Closing. OmniLink shall have delivered to TNS a certificate certifying to the fulfillment of the foregoing conditions.

         8.02 Opinion of Counsel. TNS shall have received an opinion of counsel to OmniLink, in form and substance reasonably satisfactory to TNS dated as of the date of the Closing, substantially to the effect set forth in Exhibit 7 hereto.

         8.03 Royalty Agreement. TNS and OmniLink shall have executed the Royalty Agreement, substantially in the form of Exhibit 4 hereto.

         8.04 Support Agreement. TNS and Gateway Partners, L.P. shall have executed the Support Agreement, substantially in the form of Exhibit 9 hereto.

         8.05 Consents. OmniLink shall have obtained all consents required to consummate the transactions contemplated herein, including any consents required under (a) the Assigned Rights, (b)the Lease and (c) Source Code License by and between Telesoft International, Inc. and OmniLink dated as of August 22, 1996.

         8.06 Release of Liens. OmniLink shall have obtained the release of all liens on the Assets, including the liens listed in Section 5.08 of the OmniLink Disclosure Schedule, substantially in the form of Exhibit 10 hereto (the "Releases").

         8.07 Injunctions. No injunction or restraining order shall be in effect to forbid or enjoin the consummation of this Agreement or the transactions contemplated hereby and no action shall be pending seeking such an injunction or restraining order.

         8.08 Further Documentation. TNS shall have received such further certificates and documents as shall be reasonably requested by TNS.

                                   ARTICLE IX
                             CONDITIONS PRECEDENT TO
                           THE OBLIGATIONS OF OMNILINK

         Each and every obligation of OmniLink under this Agreement to be performed at or before the Closing (except for its obligations with respect to confidentiality) shall be subject to the satisfaction, at or before the Closing, of each of the following conditions, except to the extent that

OmniLink shall have waived such satisfaction with respect to its obligations:

         9.01 Representations and Warranties: Performance. Each of the representations and warranties made by TNS herein shall be true and correct in all material respects as of the Closing with the same effect as though made at such time; and TNS shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by such party prior to the Closing. TNS shall have delivered to OmniLink a certificate certifying to the fulfillment of the foregoing conditions.

         9.02 Opinion of Counsel. OmniLink shall have received an opinion of counsel to TNS, in form and substance reasonably satisfactory to OmniLink dated as of the date of the Closing, substantially to the effect set forth in Exhibit 8 hereto.

         9.03 Royalty Agreement. TNS and OmniLink shall have executed the Royalty Agreement, substantially in the form of Exhibit 4 hereto.

         9.04 Injunctions. No injunction or restraining order shall be in effect to forbid or enjoin the consummation of this Agreement or the transactions contemplated hereby and no action shall be pending seeking such an injunction or restraining order.

         9.05 Further Documentation. OmniLink shall have received such further certificates and documents as shall be reasonably requested by OmniLink.

                                    ARTICLE X
                                   COMPETITION

         10.01 Duration and Scope. OmniLink shall not engage, in the United States, in any Prohibited Activities as defined in Section 10.02 for a period of two (2) years from the date of the Closing, except as may be otherwise agreed to by the parties.

         10.02 Prohibited Activities. OmniLink shall not in any way, without TNS's prior written consent or other written agreement, either directly or indirectly, engage in, represent, furnish consulting services to or have an interest in, any business which competes with the Business as it exists on the date of the Closing.

         10.03 Breach. If OmniLink violates this restrictive covenant and TNS brings legal action for injunctive or other relief, then TNS shall not as a result of the time involved in obtaining the relief be deprived of the benefit of the full period of the restrictive covenant. In such a case, the restrictive covenant shall be deemed to have the duration specified above, computed from the date the relief is granted, but reduced by the time between when the period began to run and the date of the violation of the covenant by OmniLink.

         10.04 Intent of Parties. If any court of competent jurisdiction shall determine that any restriction contained in this Article X is unenforceable, it is the intention of the parties that the restrictive covenant set forth herein shall not thereby be terminated, but shall be deemed amended to the extent required to render it valid and enforceable. Such amendment shall only apply to the operation of this Article in the jurisdiction of the court that has made the adjudication.

                                   ARTICLE XI
                                INDEMNIFICATION

         11.01 Indemnification.

                (a) Subject to the limitations set forth in Section 11.02, OmniLink hereby indemnifies, defends and holds harmless TNS and its permitted successors and assigns, officers, directors and shareholders (collectively, the "TNS Indemnitees") from and against, and shall reimburse each of the Indemnitees for, all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including interest, penalties, court costs and reasonable attorneys' fees and expenses, asserted against, resulting to, imposed upon or incurred by any of the TNS Indemnitees, directly or indirectly, with respect to (i) any misrepresentation or breach by OmniLink of any representation, warranty, undertaking or covenant of OmniLink contained herein, (ii) services rendered, or omissions made in such services, by OmniLink under the Assigned Rights or in connection with the Business prior to the Closing and (iii) any other aspect of OmniLink's operation of the Business prior to the Closing.

                (b) Subject to the limitations set forth in Section 11.02, TNS hereby indemnifies, defends and holds harmless OmniLink and its permitted successors and assigns, officers, directors and shareholders (collectively, the "OmniLink Indemnitees") from and against, and shall reimburse each of the Indemnitees for, all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including interest, penalties, court costs and reasonable attorneys' fees and expenses, asserted against, resulting to, imposed upon or incurred by any of the OmniLink Indemnitees, directly or indirectly, with respect to (i) any misrepresentation or breach by TNS of any representation, warranty, undertaking or covenant of TNS contained herein and (ii) any other aspect of TNS's operation of the Business or use of the Assets after the Closing.

         11.02 Limitation. Either party shall only be entitled to make indemnity claims under this Article XI for claims which are $20,000 or more per occurrence. For purposes of this Section 11.02, any series of related or connected events shall be deemed to be an "occurrence."

         11.03 Claims by Third Parties. A party claiming indemnification under this Article XI (the "Indemnitee") shall give the other party (the "Indemnifying Party") notice of any claim or the commencement of any action or proceeding for which such Indemnitee seeks indemnification, and such Indemnitee shall permit the Indemnifying Party to assume the defense of any claim or any litigation resulting from such claim. The failure by any Indemnitee to give an Indemnifying Party timely notice shall not preclude any Indemnitee from seeking indemnification from any Indemnifying Party except to the extent that such failure has materially prejudiced the Indemnifying Party's ability to defend the claim or litigation. No Indemnifying Party shall settle any claim for which any Indemnitee seeks indemnification in respect of an indemnifiable claim hereunder or consent to entry of any judgment in litigation arising from such a claim without obtaining a release of each Indemnitee from all liability in respect of such claim or litigation. If an Indemnifying Party shall not assume the defense of any such claim or litigation resulting therefrom, or if injunctive relief is sought against an Indemnitee, the Indemnitee may, but shall have no obligation to, defend against or settle such claim or litigation in such manner as it may deem appropriate. The Indemnifying Party shall promptly reimburse each Indemnitee for the amount of all expenses, legal or otherwise, incurred by such Indemnitee in connection with the defense against or settlement of such claim or litigation. If no settlement of the claim or litigation is made, the Indemnifying Party shall promptly reimburse each Indemnitee for the amount of any judgment rendered with respect to such claim or in such litigation and of all expenses, legal and otherwise, incurred by each Indemnitee, in the defense against such claim or litigation.

                                   ARTICLE XII
                             POST-CLOSING OPERATIONS

         12.01 Post-Closing Date Operations of OmniLink. For eighteen months following the Closing, OmniLink shall be entitled to utilize the services of certain TNS employees mutually agreed upon by TNS and OmniLink to maintain the books and records of OmniLink. OmniLink shall reimburse TNS at the rate of $100.00 per employee per hour for such services. TNS shall bill OmniLink monthly for the services provided pursuant to this Section 12.01. Payment to TNS for bills issued to OmniLink shall be due by thirty (30) days from the date of the invoice. Commencing upon the day after the due date of the bill, interest shall be due and payable by OmniLink to TNS at the rate of 1.5% per month or the maximum legal rate, whichever is lower, on any portion of the bill which has not been paid. Payments will be applied first to the oldest outstanding amounts. At the end of such eighteen month period, if OmniLink desires to continue to receive such services, OmniLink and TNS shall negotiate in good faith in an effort to set terms upon which TNS would continue to provide such services.

                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

         13.01 Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of TNS and OmniLink.

         13.02 Waiver of Compliance: Consents. Any failure of TNS or OmniLink to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the other party, but no waiver shall be effective for any purpose unless it is expressed and in writing, and any such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be effective only if given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 12.02.

         13.03 Investigations: Survival of Representations and Warranties. The respective representations and warranties of OmniLink and TNS contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party or parties hereto. Each and every such representation and warranty, together with the indemnification contained in Article XII hereof, shall survive the Closing.

         13.04 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, facsimile transmission or mailed first class with postage prepaid:

            (a)       If to OmniLink, to:

                      OmniLink Communications Corporation
                      3101 Technology Boulevard, Suite C
                      Lansing, Michigan  48910-8356

                      with copy to:

                      Thompson Coburn
                      One Mercantile Center
                      St. Louis, MO 63101

                      Attention: Thomas A. Litz, Esq. or Halpin J. Burke, Esq.

or to such other person or address as OmniLink shall furnish to TNS in writing pursuant to the above;

            (b)       If to TNS, to:

                      Transaction Network Services, Inc.
                      1939 Roland Clarke Place
                      Reston, Virginia 20191
                      Attention: General Counsel

                      with copy to:

                      Arent Fox Kintner Plotkin & Kahn, PLLC

                      1050 Connecticut Avenue, N.W.
                      Washington, D.C.  20036
                      Attention:  Jeffrey E. Jordan, Esq.

or to such other person or address as TNS shall furnish to the OmniLink in writing pursuant to the above.

         13.05 Assignment. This Agreement and all of the provisions hereof shall be binding upon the parties hereto and their respective successors and assigns and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party.

         13.06 Counterparts. This Agreement may be executed in two fully or partially executed counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13.07 Headings. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         13.08 Governing Law. The parties agree that this Agreement shall be governed and construed by the laws of the state of Delaware and that no conflict-of-laws provision shall be invoked to permit the laws of any other state or jurisdiction.

         13.09 Time of Essence. Time is of the essence with respect to each provision of this Agreement in which time is an element.

         13.10 Attorney's Fees. In the event of any action instituted by any party or parties hereto arising under this Agreement, the prevailing party or parties shall be entitled to recover from the losing party or parties all of its costs and expenses, including attorneys' fees, in addition to any other available remedy.

         13.11 Entire Agreement. This Agreement and the attached Schedules and Exhibits embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior negotiations, agreements and understandings among the parties with respect to such subject matter.

         13.12 Expenses. All costs and expenses incurred in connection with the Agreement and the transactions contemplated hereby shall be paid by the party or parties incurring such expenses.

         13.13 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, all as of the date first above written.

                            TRANSACTION NETWORK SERVICES, INC.
    (Corporate Seal)

                            By:
                               -----------------------------------------------
                               John J. McDonnell, Jr.
                               President

                            OMNILINK COMMUNICATIONS CORPORATION

    (Corporate Seal)

                            By:
                               -----------------------------------------------
                               Henry H. Graham
                               Executive Vice President